                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" incorporated by reference in the Registration Statement (Form S-3 No. 333-85833) and related Prospectus of Connetics Corporation for the registration of 920,000 shares of its common stock and to the incorporation by reference of our report dated January 13, 1999, with respect to the consolidated financial statements of Connetics Corporation included in the Registration Statement (Form S-3 No. 333-85833) for the registration of 4,600,000 shares of its common stock filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
October 1, 1999